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                                                                    EXHIBIT 12.1

                          INDEPENDENT BANK CORPORATION

               Computation of Ratio of Earnings to Fixed Charges

                                                                               Year Ended December 31,
                                                         2002              2001            2000           1999            1998
                                                      ---------------------------------------------------------------------------
                                                                                        (in thousands)
Including Interest on Deposits
Earnings
  Earnings before income taxes                           $ 40,863        $ 33,721        $ 27,275       $ 11,962        $ 17,005
  Fixed charges from below                                 48,008          62,460          67,865         58,730          64,667
                                                      ---------------------------------------------------------------------------
    Earnings                                             $ 88,871        $ 96,181        $ 95,140       $ 70,692        $ 81,672
                                                      ===========================================================================

Fixed Charges - Interest expense                         $ 48,008        $ 62,460        $ 67,865       $ 58,730        $ 64,667
                                                      ===========================================================================

Ratio of earnings to fixed charges                           1.85x           1.54x           1.40x          1.20x           1.26x
                                                      ===========================================================================

Excluding Interest on Deposits
Earnings
  Earnings before income taxes                           $ 40,863        $ 33,721        $ 27,275       $ 11,962        $ 17,005
  Fixed charges from below                                 12,874          17,849          16,092         14,624          21,464
                                                      ---------------------------------------------------------------------------
    Earnings                                             $ 53,737        $ 51,570        $ 43,367       $ 26,586        $ 38,469
                                                      ===========================================================================

Fixed Charges - Interest expense
  excluding interest on deposits                         $ 12,874        $ 17,849        $ 16,092       $ 14,624        $ 21,464
                                                      ===========================================================================


Ratio of earnings to fixed charges                           4.17x           2.89x           2.69x          1.82x           1.79x
                                                      ===========================================================================
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                        Pro Forma Computation of Ratios

(PROFORMA)

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

                                                                               Year ended
                                                                               December 31,
                                                                                  2002
                                                                              -------------
                                                                              (in thousands)
Proforma ratio of earnings to fixed charges, including interest on deposits, assuming the issuance of the debentures offered hereby and the redemption of existing debentures:
  Earnings before income taxes                                                     $40,863
  Fixed charges from below                                                          50,042
                                                                              -------------
                                                                                   $90,905
                                                                              =============

Fixed Charges - Interest expense                                                   $48,008
Proforma adjustments:
  Annual interest requirements of debentures offered hereby
  (assumed interest rate of 8.25%)                                                   3,630
Annual interest requirements reduction attributable
  to use of proceeds from sale of debentures offered hereby
  for payment of notes payable                                                      (1,596)
                                                                              -------------
    Proforma fixed charges                                                         $50,042
                                                                              =============

Proforma ratio of earnings to fixed charges                                           1.82x
                                                                              =============

Proforma ratio of earnings to fixed charges, excluding interest on deposits, assuming the issuance of the debentures offered hereby and the redemption of existing debentures:
  Earnings before income taxes                                                     $40,863
  Fixed charges from below                                                          14,908
                                                                              -------------
                                                                                   $55,771
                                                                              =============

Fixed Charges - Interest expense, excluding interest on deposits                   $12,874
Proforma adjustments:
  Annual interest requirements of debentures offered hereby
  (assumed interest rate of 8.25%)                                                   3,630
  Annual interest requirements reduction attributable
  to use of proceeds from sale of debentures offered hereby
  for payment of notes payable                                                      (1,596)
                                                                              -------------
    Proforma fixed charges                                                         $14,908
                                                                              =============

Proforma ratio of earnings to fixed charges                                           3.74x
                                                                              =============

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